As filed with the Securities and Exchange Commission on January 24, 2014

Registration No. 333- 172847

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vale S.A.

(Exact name of registrant as specified in its charter)

The Federative Republic of Brazil (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Avenida Graça Aranha, No. 26
20030-900 Rio de Janeiro, RJ, Brazil

(Address of Principal Executive Offices)

Matching Program

2014 Cycle

(Full Title of the plan)

Vale Americas Inc.

250 Pehle Ave., Suite 302
Saddle Brook, New Jersey 07663
416-687-6040

(Name, address and telephone Number, including area code, of agent for service)

with copies to:

Nicolas Grabar
Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, NY  10006
(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 relates to the Registration Statement on Form S-8 (File No. 333-172847) (the “Registration Statement”) of Vale S.A. (the “Registrant”), which was filed with the U.S. Securities and Exchange Commission on March 15, 2011. The Registration Statement registered 20,000,000 Preferred Class A shares of the Registrant’s stock (“Shares”), to be offered pursuant to the Matching Program (the “Plan”).

On January 4, 2012, the Registrant filed with the Securities and Exchange Commission a Post-Effective Amendment No. 1 to the Registration Statement No. 333-172847 in order to add the Vale Matching Program 2012 Cycle to the Registration Statement.

On November 28, 2012, the Registrant filed with the Securities and Exchange Commission a Post-Effective Amendment No. 2 to the Registration Statement No. 333-172847 in order to add the Vale Matching Program 2013 Cycle to the Registration Statement

The purpose of this Post-Effective Amendment No. 3 is to add an additional plan, the Vale Matching Program 2014 Cycle (the “2014 Matching Program”), to the Registration Statement.  Under the 2014 Matching Program, as in the Plan, Shares will be offered to certain eligible employees, subject to the satisfaction of applicable vesting conditions, in connection with those employees’ own purchase of Shares.  No additional securities are being registered hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The following exhibits are filed with this Post Effective Amendment No. 3 to the Registration Statement:

Exhibit number	Document

4.5	Vale Matching Program 2014 Cycle (filed herewith)

24	Power of Attorney (included on signature pages)

SIGNATURES

Pursuant to the requirements of the Securities Act, Vale certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil on January 24, 2014.

VALE S.A.

By:	/s/ Murilo Ferreira
Name:	Murilo Ferreira
Title:	Chief Executive Officer

By:	/s/Luciano Siani Pires
Name:	Luciano Siani Pires
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Murilo Ferreira and Mr. Luciano Siani Pires, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/Murilo Ferreira			January 16, 2014
Murilo Ferreira		Chief Executive Officer

/s/Luciano Siani Pires			January 17, 2014
Luciano Siani Pires		Chief Financial Officer

Vale Americas Inc.		Authorized Representative of Vale S.A. in the United States
By:	/s/Paul Houston		January 15, 2014
Paul Houston

Dan Antonio Marinho Conrado		Chairman of the Board of Directors

Mário da Silveira Teixeira Júnior	Vice-Chairman

/s/Marcel Juviniano Barros		January 23, 2014
Marcel Juviniano Barros	Director

/s/Robson Rocha		January 23, 2014
Robson Rocha	Director

/s/Renato da Cruz Gomes		January 23, 2014
Renato da Cruz Gomes	Director

Fuminobu Kawashima	Director

/s/Oscar Augusto de Camargo Filho		January 23, 2014
Oscar Augusto de Camargo Filho	Director

Luciano Galvão Coutinho	Director

/s/Joao Batista Cavaglieri		January 23, 2014
Joao Batista Cavaglieri	Director

/s/José Mauro Mettrau Carneiro da Cunha		January 23, 2014
José Mauro Mettrau Carneiro da Cunha	Director

EXHIBIT INDEX

Exhibit number	Document

4.5	Vale Matching Program 2014 Cycle (filed herewith)

24	Power of Attorney (included on signature pages)